The Penn Mutual Life Insurance Company The Penn Insurance and Annuity Company Application for Individual Life Insurance COMPACT A. Proposed Insured (PI 1) 1. Name First Middle Last 2. Sex 3. Date of Birth (mm/dd/yyyy) 4. Social Security/Tax ID # 5. Drivers License State, No., Issue and Expiration Date 6. Marital Status 7. Birth Place (State/Country) M D S W 8. Citizenship (If other, provide details including valid Green Card or Visa # and Type. Attach a copy of complete document.) US Other Details 9. Address Street City State Zip 10. Mailing Address (if different from above) Street City State Zip 11. Years at Address 12. Phone Number 13. Email Address Personal () Business () 14. Employer 15. Occupation 16. How Long 17. Business Address Street City State Zip B. Proposed Insured (PI 2) - Complete for: Survivorship Plan Additional Insured Rider If multiple additional insureds complete form PM5023. If info for PI 1 is same as PI 2 indicate same. 1. Name First Middle Last 2. Sex 3. Date of Birth (mm/dd/yyyy) 4. Social Security/Tax ID # Male Female / / 5. Drivers License State, No., Issue and Expiration Date 6. Marital Status 7. Birth Place (State/Country) M D S W 8. Citizenship (If other, provide details including valid Green Card or Visa # and Type. Attach a copy of complete document.) US Other Details 9. Address Street City State Zip 10. Mailing Address (if different from above) Street City State Zip 11. Years at Address 12. Phone Number 13. Email Address Personal () Business () 13. Email Address 14. Relationship to First Insured 15. Employer 16. Occupation 17. How Long 18. Business Address Street City State Zip PM1143COM The Penn Mutual Life Insurance Company Page 1 of 13 ICC13 PM1143COM Philadelphia, PA 19172, www.pennmutual.com Rev. 01/24

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C. I. Whole Life Coverage Details 1. Product Name (Select One) Guaranteed Whole Life II Protection Whole Life Survivorship Whole Life 2. Face Amount (Excluding Riders) 3. Flexible Protection Amount* 4. Total Initial Coverage $ + $ = $ *The Flexible Protection Rider is available for Guaranteed Whole Life II only. 5. Whole Life Policy Payment Period (Number of Years) Guaranteed Whole Life II - Minimum 5 years; maximum up to the Insured’s insurance age 100. Survivorship Whole Life - 10 years or until younger Insured’s insurance age 100. Protection Whole Life - Until Insured’s insurance age 100. II. Riders - Riders may not be available in all states, please refer to the state product approval chart for availability. Guaranteed Whole Life II Overloan Protection Benefit Rider * Yes No * If left blank, policy will be issued as illustrated Accidental Death Benefit Rider $ Children’s Term Insurance Rider (Complete Section R of application) Number of Units Flexible Protection Rider $ Guaranteed Purchase Option Rider $ Paid Up Additions (Number of Years) PUAR Version (Select only one) Accelerated Permanent Paid Up Additions Rider Enhanced Permanent Paid Up Additions Rider Surrender Value Enhancement Rider Waiver of Premium (Select only one) Disability Waiver of Premium Rider Enhanced Disability Waiver of Premium Rider Survivorship Whole Life Overloan Protection Benefit Rider * Yes No * If left blank, policy will be issued as illustrated Enhanced Permanent Paid Up Additions Rider (Number of Years) Estate Preservation Term Rider $ Protection Whole Life Accidental Death Benefit Rider $ Children’s Term Insurance Rider (Complete Section R of application) Number of Units Enhanced Permanent Paid Up Additions Rider Number of Years Guaranteed Purchase Option Rider $ Waiver of Premium (Select only one) Disability Waiver of Premium Rider Enhanced Disability Waiver of Premium Rider III. Dividend Options Cash Paid Up Additions Accumulate at Interest Other Premium Reduction (Not available with Penn Check, Salary Allotment or the Automated Premium Offset Program) IV. Additional Product Features 1. PUA Rider (PUAR) Information (a) Initial premium to be used for PUAR $ (b) Additional premium to be used for lump sum from 1035 exchange $ (c) Additional Lump Sum $ (d) Annual Payment Limit $ (e) Scheduled PUAR Premium (Annual Amount for Billing) $ *If Penn Check or Salary Allotment is selected as the payment method this will be the amount drafted for the PUA Rider. 2. Automatic Premium Loan Yes No (If no Automatic Premium Loan is selected, the default is No) 3. Automated Premium Offset Program Yes No Policy Year of Offset The Automated Premium Offset Program will automatically surrender Dividends/PUA’s in the policy year entered above. Dividends are not guaranteed and loans may impact program availability. • Once initiated, the program does not guarantee that dividends will always offset premiums in future years. • This program will discontinue on any Policy Anniversary where Dividends/PUA’s are less than total annual premium due. Surrendering Dividends/PUA’s may result in a Modified Endowment Contract and/or a reduction in death benefit. PM1143COM Page 2 (Whole Life) of 13 ICC13 PM1143COM Rev. 01/24

C. I. Term Coverage Details 1. Product Name (Select One) Guaranteed Convertible Term® Protection Non-Convertible Term® 10 15 20 30 10 15 20 30 2. Face Amount (Excluding Riders) $ II. Riders - Riders may not be available in all states, please refer to the state product approval chart for availability. Protection Non-Convertible Term® Accidental Death Benefit Rider $ Children’s Term Insurance Rider (Complete Section R of application) Number of Units Disability Waiver of Premium Rider Guaranteed Convertible Term® Accidental Death Benefit Rider $ Children’s Term Insurance Rider (Complete Section R of application) Number of Units Waiver of Premium (Select only one) Disability Waiver of Premium Rider with Automatic Conversion Disability Waiver of Premium Rider PM1143COM Page 2 (Term) of 13 ICC13 PM1143COM Rev. 01/24

C. I. Indexed Universal Life (IUL) Coverage Details 1. Product Name (Select One) Accumulation IUL Survivorship IUL 2. Specified Amount (Excluding Riders) 3. Supplemental Term Amount 4. Total Initial Coverage $$$ 5. Definition of Life Insurance (Select One) Guideline Premium Test Cash Value Accumulation Test 6. Death Benefit Option (Select One) Level Death Benefit Increasing Death Benefit II. Riders Accumulation IUL Survivorship IUL Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider (Complete section B of application) $ Children’s Term Insurance Rider (Complete section R of application) Number of Units Disability Waiver of Monthly Deductions Rider Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Guaranteed Increase Option Rider $ Overloan Protection Benefit Rider Supplemental Term Insurance Rider $ Surrender Benefit Enhancement Rider Early Surrender Value Rider Survivorship IUL Estate Growth Benefit Rider % Estate Preservation Term Insurance Rider $ Overloan Protection Benefit Rider Supplemental Term Insurance Rider $ Surrender Benefit Enhancement Rider Early Surrender Value Rider III. Additional Product Features 1. Accumulation IUL and Survivorship IUL Premium and DCA Allocation (a) Accumulation IUL and Survivorship IUL Premium Allocation I elect to have my premium allocated directly to the accounts as indicated below. % Uncapped 1-Year with 1% Floor % Uncapped 1-Year with 0% Floor % Uncapped 2-Year with 0% Floor % DCA Account % Capped 1-Year with 1% Floor % Capped 1-Year with 0% Floor % Capped 1-Year with 0% Floor and 3% Spread % Fixed Account (b) Accumulation IUL and Survivorship IUL Premium Allocation (to be completed if DCA is selected) I elect to have my premium allocated from the DCA Account to the accounts as indicated below. % Capped 1-Year with 1% Floor % Capped 1-Year with 0% Floor % Capped 1-Year with 0% Floor and 3% Spread % Uncapped 1-Year with 1% Floor % Uncapped 1-Year with 0% Floor % Uncapped 2-Year with 0% Floor Each Set of allocations in question 1(a) or 1(b) must equal 100%. PM1143COM Page 2 (IUL) of 13 ICC13 PM1143COM Rev. 01/24

C. I. Universal Life (UL) Coverage Details 1. Product Name (Select One) Guaranteed Protection UL Protection UL 2. Specified Amount (Excluding Riders) $ 3. Definition of Life Insurance (Select One) Guideline Premium Test Cash Value Accumulation Test 4. Death Benefit Option (Select One) Level Death Benefit Increasing Death Benefit* * The Increasing Death Benefit option is not available for Guaranteed Protection UL. II. Riders Guaranteed Protection UL Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider (Complete Section B of application) $ Children’s Term Insurance Rider (Complete Section R of application) Number of Units Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Guaranteed Increase Option Rider $ Protection UL Accidental Death Benefit Rider $ Children’s Term Insurance Rider (Complete Section R of Application) Number of Units Disability Waiver of Monthly Deductions Rider Guaranteed Increase Option Rider $ PM1143COM Page 2 (UL) of 13 ICC13 PM1143COM Rev. 01/24

C. I. Variable Universal Life (VUL) Coverage Details 1. Product Name (Select One) Diversified Advantage Variable Universal LifeSM 2. Specified Amount (Excluding Riders) 3. Supplemental Term Amount 4. Total Initial Coverage $ $ $ = + 5. Definition of Life Insurance (Select One) Guideline Premium Test Cash Value Accumulation Test 6. Death Benefit Option (Select One) Level Death Benefit Increasing Death Benefit II. Riders Diversified Advantage Variable Universal LifeSM Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider (Complete Section B of application) $ Cash Value Enhancement Rider Children’s Term Insurance Rider (Complete Section R of application) Number of Units Disability Waiver of Monthly Deductions Rider Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Early Surrender Value Rider Guaranteed Increase Option Rider $ Overloan Protection Benefit Rider Supplemental Term Insurance Rider $ III. Additional Product Features 1. Premium Allocation (a) Premium Allocation: Please specify the allocation of the net initial and subsequent premiums in Column A on the chart on the next page. Do not use increments of less than 1%. (b) Dollar Cost Averaging (DCA) – One box Must be selected. Annual premium must be at least $600. I elect DCA using the Money Market Fund. Please transfer $ __________ ($50.00 minimum) monthly from the Money Market Fund into the funds selected in Column B on the chart on the next page. I elect DCA using the 12-Month DCA Account. Please transfer funds in 12 monthly installments into the funds selected in Column C on the chart on the next page. I decline the DCA option. (c) Automatic Asset Rebalancing (AAR) – One box MUST be selected. The Money Market Fund is not available for AAR if the DCA option was elected. Minimum policy value of $1000 is required to activate AAR. I elect to have the total of the assets in all funds automatically rebalanced on the last business day of each calendar quarter into the funds selected in Column D on the chart on the next page. I decline the AAR option. (d) Monthly Deduction Allocation You may specify the investment options from which certain monthly charges will be deducted in Column E on the chart on the next page. If any particular investment option has insufficient funds to cover your specified percentage deduction, the charge will be deducted pro-rata from each of your investment options. Mortality and expense risk asset charges cannot be specified and will be deducted pro-rata from each of your investment options. Note: Mortality and expense risk asset charges are not deducted from any of the Fixed Account options. PM1143COM ICC13 PM1143COM Page 2 (VUL) of 13 Rev. 01/24

heading 1;C. I. Variable Universal Life (VUL) Coverage Details (continued) IV. Premium Allocation Chart (e) COL A INITIAL & SUB PMTS. INVESTMENT OPTIONS INVESTMENT MANAGERS COL B DCA COL C DCA from 12 month (not available for VMAX II and VUL 3) COL D AAR COL E Mo. Deduction Allocation (not available for VMAX II and VUL 3) % SMID Cap Value Fund AllianceBernstein $ % % % % Large Cap Value Fund AllianceBernstein $ % % % % Mid Core Value Fund American Century $ % % % % Real Estate Securities Fund Cohen & Steers Capital Management $ % % % % Mid Cap Growth Fund Delaware Investments Fund Advisers $ % % % % Large Core Growth Fund Delaware Investments Fund Advisers $ % % % % Large Core Value Fund Eaton Vance Management $ % % % % Small Cap Value Fund Goldman Sachs Asset Management $ % % % % SMID Cap Growth Fund Goldman Sachs Asset Management $ % % % % Small Cap Growth Fund Janus Henderson Investors US LLC $ % % % % Mid Cap Value Fund Janus Henderson Investors US LLC $ % % % % Large Cap Growth Fund MFS Investment Management $ % % % % Money Market Fund Penn Mutual Asset Management, LLC N/A % % % % Limited Maturity Bond Fund Penn Mutual Asset Management, LLC $ % % % % Quality Bond Fund Penn Mutual Asset Management, LLC $ % % % % High Yield Bond Fund Penn Mutual Asset Management, LLC $ % % % % Balanced Fund Penn Mutual Asset Management, LLC $ % % % % Aggressive Allocation Fund Penn Mutual Asset Management, LLC $ % % % % Moderately Aggressive Allocation Fund Penn Mutual Asset Management, LLC $ % % % % Moderate Allocation Fund Penn Mutual Asset Management, LLC $ % % % % Moderately Conservative Allocation Fund Penn Mutual Asset Management, LLC $ % % % % Conservative Allocation Fund Penn Mutual Asset Management, LLC $ % % % % Index 500 Fund State Street Global Advisors $ % % % % Small Cap Index Fund State Street Global Advisors $ % % % % Developed International Index Fund State Street Global Advisors $ % % % % Flexibly Managed Fund T. Rowe Price Associates $ % % % % Large Growth Stock Fund T. Rowe Price Associates $ % % % % Emerging Markets Equity Fund Vontobel Asset Management, Inc. $ % % % % International Equity Fund Vontobel Asset Management, Inc. $ % % % % Traditional Fixed Account The Penn Mutual Life Insurance Company N/A N/A N/A % % 12-Month DCA Account The Penn Mutual Life Insurance Company N/A N/A N/A N/A % Classic 1% Floor S&P 500 Indexed Account The Penn Mutual Life Insurance Company $ % N/A % % Enhanced S&P 500 Indexed Account The Penn Mutual Life Insurance Company $ % N/A % % Uncapped S&P 500 Indexed Account The Penn Mutual Life Insurance Company $ % N/A % 100% TOTALS $ 100% 100% 100% PM1143COM Page 2 (VUL) of 13 ICC13 PM1143COM Rev. 01/24

C. I. Variable Universal Life (VUL) Coverage Details (continued) (f) DCA, AAR, and Indexed Fixed Account Disclosures Any residual funds in the Money Market (less than the minimum) will automatically transfer to the allocation on record. Any residual funds in the 12-month DCA Account will automatically transfer to the allocation on record at the end of each 12-month period. The first DCA transfers will take place on the first monthly anniversary after the Free Look period ends. DCA transfers will continue monthly: anytime the balance in the Money Market fund is above the minimum DCA transfers will not take place: if the policy enters a grace period DCA transfers will continue until: the company receives a written or telephone request from the Owner to terminate DCA or five years from the start date of the first DCA transfer from the Money Market fund or the following date selected AAR will continue quarterly until: The company receives a written or telephone request from the Owner to terminate AAR. (g) Disclosure (a) Did the Owner receive the prospectus? (b) Does the Owner understand that: The Death Benefit may increase or decrease depending on investment experience? The cash value may increase or decrease depending on the investment experience? The policy will lapse if the net cash surrender value becomes insufficient to cover policy charges and the terms of the no-lapse provision of this policy (if applicable) have not been met? (c) Does the Owner believe that this policy will meet insurance needs and financial objectives? PM1143COM ICC13 PM1143COM Page 2 (VUL) of 13 Yes NoYes No Yes NoYes No Yes No Rev. 01/24

C. I. Variable Universal Life (VUL) Coverage Details 1. Product Name (Select One) Protection Variable Universal Life Survivorship Protection Variable Universal Life Accumulation Variable Universal Life 2. Specified Amount (Excluding Riders) 3. Supplemental Term Amount* 4. Total Initial Coverage $ + $ = $ *The Supplemental Term Insurance Rider is available for Accumulation Variable Universal Life ONLY. 5. Definition of Life Insurance Cash Value Accumulation Test Guideline Premium Test * * The Guideline Premium Test is available for Accumulation Variable Universal Life ONLY. 6. Death Benefit Option Level Death Benefit Increasing Death Benefit * * The Increasing Death Benefit option is available for Accumulation Variable Universal Life ONLY. II. Riders Accumulation Variable Universal Life Protection Variable Universal Life Accidental Death Benefit Rider $ Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider Children’s Term Insurance Rider (Complete Section B of application) $ (Complete Section R of application) Cash Value Enhancement Rider Number of Units Children’s Term Insurance Rider Disability Waiver of Monthly Deductions Rider (Complete Section R of application) Survivorship Protection Variable Universal Life Number of Units Disability Waiver of Monthly Deductions Rider Estate Preservation Term Rider $ Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Early Surrender Value Rider Guaranteed Increase Option Rider $ Overloan Protection Benefit Rider Supplemental Term Insurance Rider $ III. Additional Product Features 1. Premium Allocation (a) Premium Allocation: Please specify the allocation of the net initial and subsequent premiums in Column A on the chart on the next page. Do not use increments of less than 1%. (b) Dollar Cost Averaging (DCA) – One box Must be selected. Annual premium must be at least $600. I elect DCA using the 12-Month DCA Account. Please transfer funds in 12 monthly installments into the funds selected in Column B on the chart on the next page. I decline the DCA option. (c) Automatic Asset Rebalancing (AAR) – One box MUST be selected. Minimum policy value of $1000 is required to activate AAR. I elect to have the total of the assets in all funds automatically rebalanced on the last business day of each calendar quarter into the funds selected in Column C on the chart on the next page. I decline the AAR option. (d) Monthly Deduction Allocation You may specify the investment options from which certain monthly charges will be deducted in Column D on the chart on the next page. If any particular investment option has insufficient funds to cover your specified percentage deduction, the charge will be deducted pro-rata from each of your investment options. Mortality and expense risk asset charges cannot be specified and will be deducted pro-rata from each of your investment options. Note: Mortality and expense risk asset charges are not deducted from any of the Fixed Account options. PM1143COM ICC13 PM1143COM Page 2 (VUL) of 13 Rev. 01/24

C. I. Variable Universal Life (VUL) Coverage Details (continued) IV. Premium Allocation Chart COL A INITIAL & SUB PMTS. INVESTMENT OPTIONS INVESTMENT MANAGEMENT COL B DCA from 12 month COL C AAR COL D Mo. Deduction % Total Stock Market Index The Vanguard Group, Inc. % % % % Total Bond Market Index The Vanguard Group, Inc. % % % % Mid-Cap Index The Vanguard Group, Inc. % % % % Global Bond Index The Vanguard Group, Inc. % % % % Total International Stock Market Index The Vanguard Group, Inc. % % % % Equity Index The Vanguard Group, Inc. % % % % Conservative Allocation The Vanguard Group, Inc. % % % % Moderate Allocation The Vanguard Group, Inc. % % % % Balanced* The Vanguard Group, Inc. % % % % Capital Growth* The Vanguard Group, Inc. % % % % Diversified Value* The Vanguard Group, Inc. % % % % Equity Income* The Vanguard Group, Inc. % % % % Growth* The Vanguard Group, Inc. % % % % High Yield Bond* The Vanguard Group, Inc. % % % % International* The Vanguard Group, Inc. % % % % Real Estate Index* The Vanguard Group, Inc. % % % % Small Company Growth* The Vanguard Group, Inc. % % % % Short-Term Fixed Account The Penn Insurance and Annuity Company N/A N/A % % Traditional Fixed Account The Penn Insurance and Annuity Company N/A N/A % % 12-Month DCA Account The Penn Insurance and Annuity Company N/A N/A N/A % Classic 0% Floor S&P 500 Indexed Account* The Penn Insurance and Annuity Company % N/A % % High Cap S&P 500 Indexed Account* The Penn Insurance and Annuity Company % N/A % % Uncapped S&P 500 Indexed Account* The Penn Insurance and Annuity Company % N/A % 100 % Totals 100% 100% 100% * Fund available for Accumulation Variable Universal Life ONLY. PM1143COM ICC13 PM1143COM Page 2 (VUL) of 13 Rev. 01/24

C. I. Variable Universal Life (VUL) Coverage Details (continued) (f ) DCA and AAR Disclosures Any residual funds in the 12-month DCA Account will automatically transfer to the allocation on record at the end of each 12-month period. AAR will continue quarterly until: The company receives a written or telephone request from the Owner to terminate AAR. (g) Disclosure (a) Did the Owner receive the prospectus? Yes No (b) Does the Owner understand that: The Death Benefit may increase or decrease depending on investment experience? Yes No The cash value may increase or decrease depending on the investment experience? Yes No The policy will lapse if the net cash surrender value becomes insu?cient to cover Yes No policy charges and the terms of the no-lapse provision of this policy (if applicable) have not been met? (c) Does the Owner believe that this policy will meet insurance needs and financial objectives? Yes No

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D. Owner, if other than Insured – If product selected is a survivorship policy, Insureds will be joint owners with right of survivorship, unless otherwise specified. If Trust, give names of Trust and Trustee and date of Trust. 1. Name (First, Middle, Last or Trust/Entity) 2. Relationship to Proposed Insured 3. AddressStreet City StateZip 4. Number () 5. Mailing Address (if different from above)Street City State Zip 6. Birth/Trust Date (mm/dd/yyyy) 7. Social Security/Tax ID # 8. Email Address // 9. Name of Trustee(s)/Authorized Company Representative 10. Drivers License State, No., Issue and Expiration Date E. Contingent Owner— If Trust, give name of Trust, Trustee and date of Trust. 1. Name (First, Middle, Last or Trust/Entity) 2. Relationship to Proposed Insured 3. AddressStreet City StateZip 4. Number () 5. Mailing Address (if different from above)Street City State Zip 6. Birth/Trust Date (mm/dd/yyyy) 7. Social Security/Tax ID # 8. Email Address // 9. Name of Trustee(s)/Authorized Company Representative 10. Drivers License State, No., Issue and Expiration Date F. Payor—Complete only if Payor is other than the Proposed Insured or Owner or if a different address is requested. 1. Name (First, Middle, Last or Trust/Entity) 2. Date of Birth (mm/dd/yyyy) // 3. AddressStreet City StateZip 4. Mailing Address (if different from above)Street CityStateZip 5. Social Security/Tax ID # 6. Number 7. Email Address () 8. Relationship to Proposed Insured 9. What is the amount of life insurance carried on the life of the Payor? 10. Please provide details as to why the Payor is paying the premiums. G. Certification of Owner’s Taxpayer ID Under penalty of perjury, I the Owner certify that: 1. The number shown in this application as my social security number or taxpayer identification number is correct; and 2. I am not subject to backup withholding because I have not been notified by the IRS that I am subject to backup withholding as a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, or I am exempt from backup withholding; and 3. I am a U.S. person (including a U.S. resident alCheck this box if you are subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code.

Date of Birth or Name (First, Middle, Last) andSocial Security Phone NumberDate of Trust Relationship % Address (Street, City, State, Zip)or Tax ID No. (mm/dd/yyyy) Name Address Name Address Name Address Name Address Date of Birth or Name (First, Middle, Last) andSocial Security Phone NumberDate of Trust Relationship % Address (Street, City, State, Zip)or Tax ID No. (mm/dd/yyyy) Name Address Name Address Date of Birth or Name (First, Middle, Last) andSocial Security Phone NumberDate of Trust Relationship % Address (Street, City, State, Zip)or Tax ID No. (mm/dd/yyyy) Name Address NaAddress

K. Non-Conforming Illustration Acknowledgement (Non-variable only) An illustration is defined as a presentation or depiction that includes non-guaranteed elements of a policy over a period of years. If an illustration was presented during the sales process and matches the policy applied for, a copy of that illustration must be signed and submitted with the application. If the signed illustration is not submitted, indicate the reason below (check one). 1. An illustration was not presented to me 2. An illustration was presented to me, however, the policy applied for is different than as illustrated 3. An illustration was presented to me on a computer screen If 1, 2, or 3 are checked, I acknowledge, as applicant, that I did not receive and sign an illustration that matches this application for the reason indicated above. I also understand that an illustration matching the policy at time of issue will be provided for my signature no later than at the time the policy is delivered. L. Premium and Billing Information If money was collected with this application, please complete and submit the Temporary Insurance Agreement (TIA) PM1146. No TIA can be provided unless premium has been collected. 1. (a) Total premium to be billed $ (b) If single premium amount $ 2. (a) Additional premium expected via 1035 exchange $ ; (b) additional lump sum $ 3. Billing Mode and/or Method of Payment Single Premium Annual Semi-annual Quarterly Salary Allotment, the client should provide an existing account number if applicable SPIA Period Certain, Number of Years Penn Check (monthly): The client should provide an existing account number if applicable (For a new Penn Check account, see below) Draft initial premium when policy issued (Only available for Penn Check monthly) Must complete Penn Check Account information below if selecting Penn Check billing method, or policy will be issued quarterly. Penn Check is only available for premiums totaling $25.00 or more. Please include copy of void check. (a) Bank Name (b) Bank Routing and Account Number Routing # Account # (c) Account Type Checking Savings Pershing Other (d) Draft Date 1st 8th 15th 22nd (e) Bank Address Street City State Zip (f) Name (First, Middle, Last) of First Depositor (g) Name (First, Middle, Last) of Second Depositor M. Sources of Premium 1. What is the source of the premiums? (Indicate all that apply for any part of the premium.) Applicant’s personal income Applicant’s personal liquid assets Applicant’s family member, including spouse Applicant’s personal illiquid assets (Identify and describe their source below) Premium finance company (Identify lender below) Mortgage, reverse mortgage or home equity loan Other person or entity Annuity payments (identify type of annuity, source of (Identify and describe their source below) annuity premiums, reasons for annuity below) SPIA payments (identify and describe source of premium for SPIA below)

If anyone otherthan the applicant is paying any part of the premium, describe any arrangement which has been established or is being considered for repayment by the applicant, the Insured if other than the applicant, or any trust established by the Insured or the applicant. Indicate whether any such promised or potential repayment will or would come from the policy cash value or death benefit, and describe any other source of repayment. 1. Has any Proposed Insured ever applied for life, health or disability insurancePI1 PI2 and been declined, postponed or offense on a basis other than applied? Yes No Yes No 2. Does any Proposed Insured have any formal or informal applications pending with any other life insurance company now? Yes No Yes No If answered Yes to above questions, please give details for each Proposed Insured. Proposed Insured 1 Proposed Insured 2 3. Does any proposed insured have any existing life insurance or annuities in force?Yes No (If Yes, complete any State required replacement forms and comparison statements.) 4. List all Insurance In Force on any Proposed Insured. BusinessFace Policy Issue Is Policy Being Check if Insured’s Name & Companyor Amount Number Year Replaced or 1035 Exchange Personal Changed? BP Yes No Yes No BP Yes No Yes No BP Yes No Yes No BP Yes No Yes No BP Yes No Yes No 1. Are you considering stopping premium payments, surrendering, replacing, forfeiting, assigning to the insurer or reducing your benefits under an existing policy or contract? Yes No 2. Are you considering using or borrowing funds from your existing policies or contracts to pay premiums due on the new or applied for policy? Yes No If answered Yes to either question, please complete and sign all required replacement forms. 3. If 1035 Exchange, will loan be carried over?Yes No If Yes, amount of loan $ A 1035 loan transfer is not available on a whole life policy. 4. Loan Election for policy with an Indexed Loan feature. Loans being carried over to a policy with an Indexed Loan feature must elect the option to apply to the transferred loan. Please make one of the following selections:Traditional Loan Option Indexed Loan Option 1. Is there any arrangement that has been established, or is being considered, to make a collateral assignment of the policy, or otherwise to transfer the policy, or any part of the policy, or any interest in the policy (including any interest in a trust orother entity with an interest in the policy)?Yes No If Yes, please explain. 2. Has there been a life expectancy evaluation of the Insured in the past 2 years or is there an arrangement which has been established or is being considered to perform one in the future? Yes No 3. Have you settled or sold to a third party a life insurance policy in the past 5 years? Yes No If Yes, please indicate which policy (listed in Section P) was settled and explain.

Death Benefit ProtectioDeferred Compensation Retirement Funding Savings, AccumulationTax Planning Education/College Funding Debt Protection Transfer of Estate Upon Death Buy/Sell Charitable Giving Other, please describe. If School Driver’s License Relationship Date of Birth Age Current Height Weight Insurance State & Number Child’s Name (First, Middle, Last) to Insured(mm/dd/yyyy) Grade Ft./In. Lbs. In Force (if applicable) / / / / / / / / / / / 1.Are all children equally insured? Yes No If No, please provide details. 2.With whom and where do all children reside? 3.Please advise the amount of insurance currently in force on parent(s)/guardian. If none, please provide details. 4.Has any child been absent from school or work for more than 5 consecutive days due to illness or injury within the past 12 months?Yes No If Yes, please provide details. 5.Has any child ever been treated for or diagnosed by a member of the medical profession with any disease of the heart or circulatory system, lungs, kidney, tumor or cancer, diabetes, elevated blood pressure, nervous, blood or joint disorder, disorder of stomach, liver, intestines, paralysis or accident, AcquiredYes No Immune Deficiency Syndrome or alcohol/drug abuse? If Yes, please provide Insured name and details. 6.Has any child ever had any operation, medical treatment or physical exam within the past 2 years? Yes No If Yes, please provide Insured name and details. 7.Has any child smoked cigarettes or used tobacco in any form? Yes No If Yes, please provide when last used, amount, frequency and product. 8.In the past 5 years, has any child been convicted of a moving violation, been convicted of a DUI (driving under the influence of alcohol or drugs) or had their driver’s license suspended or revokedIf Yes, please provide details.

S. Tobacco and/or Nicotine Use Information 1. Does either person proposed for coverage, currently use or have they ever used tobacco or products in any form containing nicotine (e.g., cigarettes, cigars, pipes, chewing tobacco, nicotine gum, nicotine patches, or any other nicotine delivery system)? (a) Proposed Insured 1 Yes No If Yes: (f) Proposed Insured 2 Yes No If Yes: (b) Type (c) Amount (g) Type (h) Amount (d) Frequency (i) Frequency (e) Date Last Used (mm/dd/yyyy) / / (j) Date Last Used (mm/dd/yyyy) / / T. Personal Physician Information 1. Personal Physician—If no personal physician, list physician last consulted, date and reason last consulted. For Proposed Insured 1 and Proposed Insured 2. Proposed Insured 1 Physician Name Date Last Seen (mm/dd/yyyy) Phone Number / / ( ) Address Street City State Zip Reason Last Seen Proposed Insured 2 Physician Name Date Last Seen (mm/dd/yyyy) Phone Number / / ( ) Address: Street City State Zip Reason Last Seen U. Lifestyle Information—Complete for Proposed Insured 1 and Proposed Insured 2 or Additional Insureds. Provide details to any Yes answers in Details section. PI1 PI2 1. Does either Proposed Insured intend to reside or travel outside the United States Yes No Yes No within the next 24 months other than vacation of not more than 2 weeks? If Yes, please complete foreign travel questionnaire PM0326, EXCEPT for vacations of not more than 2 weeks duration. If vacation, provide complete details including dates, destinations, and duration in the Details section on page 9. 2. Within the past 2 years, has either Proposed Insured flown or taken instruction as a Yes No Yes No pilot or crew member or does either proposed insured intend to do so within the next two years? (If Yes, please complete Aviation Supplement form # 5835-5) 3. Within the past 2 years, has either Proposed Insured engaged in any kind of racing, Yes No Yes No scuba or sky diving, hang gliding, base jumping, mountain or rock climbing, or big game hunting or does either proposed insured intend to do so within the next 2 years? (If Yes, please complete appropriate questionnaire—PM2782, PM2782A or PM1047) 4. Within the past five years, has either Proposed Insured: (a) Been convicted of a moving violation or had their driver’s license suspended Yes No Yes No or revoked? (b) Been convicted of a DUI (driving under the influence of alcohol or drugs)? Yes No Yes No 5. Has either Proposed Insured been convicted of, or currently charged with, the Yes No Yes No commission of any criminal offense – other than the violation of a motor vehicle law – within the last 10 years? 6. Is either Proposed Insured a member, or entered into a written agreement to Yes No Yes No become a member, of any armed forces or military reserve? (If Yes, please complete PS1017) 7. Has either Proposed Insured declared bankruptcy? Yes No Yes No (If Yes, please advise if discharged and date of discharge) 8. Is either Proposed Insured currently receiving, or within the past 5 years have they Yes No Yes No received or applied for, any disability benefits, including Workers CompensSocial Security Disability Insurance, or any other form of disability insurance?

Details of any YES answers in Section U. A. Personal Finances – (Needs to be completed for all applications. If PI is a child please use parent information.) PI 1 PI 2 1. Annual Earned Income from occupation (after deduction of business expenses)$$ 2. Other Income (give source) $$ 3. Net Worth $$ B. Business Finances - Complete the following section for business owned contracts. 1. Business Insurance PurposesKey Person Buy Sell Business Loan Other AssetsLiabilities Gross Sales Net Income Fair Market Value of Business Current Year$$ $$ $ Previous Year$$ $$ $ 2. How was the amount applied for determined? 3. What percentage of the business is owned by the Proposed Insured(s)?% 4. Are other partners/Owners/executives insured or applying for life insurance with any company?YesIf Yes, please provide details.

1. Height (in shoes) 2. Weight (clothed) Weight change in last year?YesNo PI1 ft.in. lbs. I Yes,Increase Decrease No. of lbs. 3. Height (in shoes) 4. Weight (clothed) Weight change in last year?YesNo PI2 ft.in. lbs. If Yes,IncreaseDecreaseNo. of lbs. PI1 PI2 5. Are you presently taking any medication, supplements or homeopathic remedies YesNo YesNo either prescribed or over the counter? 6.During the past 10 years, has a licensed member of the medical profession treated you for, or made a diagnosis of: a. High blood pressure, chest discomfort, heart attack, heart murmur, YesNo YesNo circulatory or heart disorder? b. Diabetes, sugar in urine, thyroid disorder, elevated cholesterol or other YesNo YesNo endocrine or metabolic disorder? c. Asthma, bronchitis, emphysema, shortness of breath, sleep apnea or any YesNo YesNo other lung or respiratory disorder? d. Hepatitis, cirrhosis, ulcer, colitis or other disorder of the stomach, liver or YesNo YesNo digestive system? e. Anemia, leukemia or other blood or clotting disorder? YesNo YesNo f. Arthritis, gout, back or joint pain, bone fracture, muscle disorder, or any YesNo YesNo disorder of the skin? g. Seizures, stroke, fainting, paralysis, falls, loss of consciousness, mental or YesNo YesNo emotional disorder or any other disorder of the brain or nervous system? h. Alzheimer’s disease, dementia, memory impairment, Parkinson’s disease YesNo YesNo or any other progressive neurological disease? i. Cancer, tumor, polyp or cyst? YesNo YesNo j. Disorder of eyes, ears, nose or throat? YesNo YesNo k. Kidney, bladder, urinary, reproductive organ, breast or prostate disorder? YesNo YesNo l. Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex YesNo YesNo (ARC), or any disorder of the immune system or a positive blood test for antibodies to the HIV virus? 7. Have you ever used any controlled substances such as: amphetamines, YesNo YesNo barbiturates, hallucinogens, heroin, morphine, cocaine, marijuana, opiates or any prescription drug, except as prescribed by a physician? If Yes, please complete Substance Use Questionnaire PM0293. 8. Have you ever been advised by a physician to limit or discontinue the use of YesNo YesNo alcohol or drugs, sought or received medical treatment, counseling or participated in a self help group for alcohol or drug use? If Yes, please complete Substance Use Questionnaire PM0293. 9. Other than previously stated, have you within the past 5 years: a. Consulted a physician or any other practitioner, had a check-up, illness, YesNo YesNo surgery or been hospitalized? b. Had an electrocardiogram, exercise treadmill test, echocardiogram, X-ray, YesNo YesNo blood test or other diagnostic test, excluding HIV related tests? c. Been advised to have, or scheduled, any diagnostic test, hospitalization or YesNo YesNo surgery which was not completed, excluding HIV related tests?

10. Family History Have any of your immediate family members (parents, brothers and sisters) died or been diagnosed or treated by a member of the medical profession as having diabetes, heart disease, TIA (transient ischemic attack) or other cerebrovascular disorder, cancer, stroke, Huntington’s disease and Chorea, neuromuscular disorder, or kidney disease prior to age 60? PI 1YesNoPI 2YesNo(If Yes, provide details in Medical Impairment section below.) Amount of Insurance Age(s) Age(s) Medical Impairment Cause of Death (Complete if Proposed (if living) (at death) Insured is under 17) Father (PI 1) Father (PI 2) Mother (PI 1) Mother (PI 2) Brother (PI 1) Brother (PI 2) Sister (PI 1) Sister (PIQuestion No. Date Details (include full names and address Person and Letter (mm/dd/yyyy) of physicians, hospitals, etc.)

Additional Remarks Y. Authorization for Fund Transfer (Variable only) The Financial Professional may request transfers of account values pursuant to my instruction. If neither box is checked only the owner may request transfers of account values.YesNo Penn Check Authorization By completing Section L of this application, I authorize monthly payments from my checking or savings account, or from my Pershing Resource Checking or Pro Cash Plus account to the Penn Mutual Life Insurance Company, its subsidiaries, affiliates, and third party administrators (herein Company) for premiums on this policy, beginning with the next periodic payment that comes due under the contract, until such time as a payment cannot be made due to insufficient funds or the Company gives the other parties at least 30 days’ advance written notice of the termination of such payment plan. I am able to cancel the payment plan at any time by either calling the Company at 1-800-523-0650 or in writing. Monthly payments will be drawn from my account on or about the date specified in this application. If no date has been selected in Section L, the draw date will be the 15th of the month. I further agree that if any such check be dishonored, whether with or without cause and whether intentionally or inadvertently, the Company shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance. Notice and Consent for Employer Owned Insurance The undersigned Insured hereby consents to being insured for the initial maximum amount of insurance indicated in Section C of this application. The undersigned Insured understands and consents that the Insured’s employer indicated in Section D and Section H of this application will be the Owner and beneficiary of the life insurance policy, and that the employer may continue to maintain the life insurance policy beyond the term of the Insured’s employment. Indexed Account Disclosure“S&P®”, “Standard & Poor’s®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P Global BMI™”, “Standard & Poor’s Global BMI™”, “S&P Global Broad Market Index™”, and “Standard & Poor’s Global Broad Market Index™” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by The Penn Insurance and Annuity Company and its affiliates. The product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of purchasing this product.

I (e), the Proposed Insured(s), and the Applicant(s) if other than the Proposed Insured(s), and the Applicant(s) on behalf of the Proposed Insured(s), if the Proposed Insured(s) is (are) age 17 or less and the Applicant(s) is (are) authorized under applicable law to make such a representation on behalf of the Proposed Insured(s), represent that the statements and answers in this Part I of the application are written as made by me (us) and are complete and true to the best of my (our) knowledge and belief. I (we) the Proposed Insured(s), or the Applicant(s) if other than the Proposed Insured(s) agree that they will be a part of the contract of insurance if issued, that I (we) will be bound by such statements and answers, and that the Company, believing them to be true, will rely and act upon them. I (we) also understand and agree that: 1.Subject to any coverage provided under the terms and provisions of a Temporary Insurance Agreement, if applicable, no insurance coverage will be in force until the first modal premium is paid in full AND a life insurance policy has been issued and delivered to the policy owner while the health, habits, occupation, financial circumstances and other facts relating to the Proposed Insured(s) and to the Payor, if a Payor Benefit is issued, are the same as described in this Part I of the application, any Part II required by the Company, and any amendments or supplements to them. 2.Notice to or knowledge of a Financial Professional or a medical examiner is not notice to or knowledge of the Company, and no Financial Professional or medical examiner is authorized to accept risks, to pass upon acceptability for insurance or to modify any contract of insurance. 3.Acceptance of any policy issued based on this application will be a ratification of any amendments or corrections noted by the Company in the space headed “Home Office Amendments and Corrections”, except that if required by statute, regulation or Interstate Insurance Product Regulation Commission standard, any change in amount, age, plan of insurance, additional benefits or classification must be agreed to in writing. Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Signed and Dated by the Applicant in / / CityState Date (mm/dd/yyyy) Signature of Insured (Or Parent/Guardian if Insured is under the age of 18) Proposed Insured 1 Proposed Insured 2 Signature of Owner and/or Applicant if other than the Proposed Insured Owner* Applicant *If a Corporation, the signature and title of any authorized oï¬ƒcer other than the Proposed Insured(s) is required and the full name of the Corporation must be shown. If a Trust, the signature of the Trustee(s), as required by the Trust document. Signature of Payor I certify to the best of my knowledge the answers to the questions in all parts of this application are true and correct. I further certify to the best of my knowledge this policywill will not replace or change any existing life insurance or annuity policy now in force. / / Signature of Financial Professional DaSignature of Financial Professional Date (mm/dd/yyyy)